T. Rowe Price Exchange-Traded Funds, Inc. 485BPOS

Exhibit 99.(d)(17)

AMENDMENT TO

INVESTMENT MANAGEMENT AGREEMENT

Between

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

and

T. ROWE PRICE ASSOCIATES, INC.

This Amendment (the “Amendment”) to the Investment Management Agreement is made as of the 5th day of February, 2026, by and between T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC., a Maryland corporation (the “Corporation”), on behalf of its underlying series funds (the “Funds”), each a separate series of the Corporation, and T. ROWE PRICE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Maryland (hereinafter called the “Manager”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into an Investment Management Agreement dated as of October 28, 2019 (the “Agreement”);

WHEREAS, the Corporation’s Board of Directors, including a majority of the directors who are not interested persons of the Corporation, approved, effective February 5, 2026, the creation and addition of the T. Rowe Price Capital Appreciation Market Opportunities ETF (the “New Fund”), a separate series of the Corporation;

WHEREAS, the Corporation’s Board of Directors, including a majority of the directors who are not interested persons of the Corporation, approved on February 5, 2026, a Distribution and Servicing Plan for the New Fund (“Plan”);

WHEREAS, the Corporation’s Board of Directors, including a majority of the directors who are not interested persons of the Corporation, approved on February 5, 2026, excluding 12b-1 fees under the Plan from the expenses to be paid by the Manager under Paragraph 2 of the Agreement with respect to the New Fund;

WHEREAS, the parties hereto desire to amend the Agreement to make the changes set out below;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Schedules A and B to the Agreement are amended to read as follows:

Schedule A

This Agreement relates to the following Funds:

Fund Name	Effective Date of Agreement for the Fund	Annual Management Fee (as a percentage of average daily net assets)
T. Rowe Price Active Core International Equity ETF	July 29, 2025	0.20%
T. Rowe Price Active Core U.S. Equity ETF	July 29, 2025	0.14%
T. Rowe Price Blue Chip Growth ETF	October 28, 2019	0.57%
T. Rowe Price Capital Appreciation Equity ETF	December 5, 2022	0.31%
T. Rowe Price Capital Appreciation Market Opportunities ETF	February 5, 2026	0.25%
T. Rowe Price Capital Appreciation Premium Income ETF	October 24, 2024	0.34%
T. Rowe Price Dividend Growth ETF	October 28, 2019	0.50%
T. Rowe Price Emerging Markets Equity Research ETF	July 29, 2025	0.40%
T. Rowe Price Equity Income ETF	October 28, 2019	0.54%
T. Rowe Price Financials ETF	February 6, 2025	0.44%
T. Rowe Price Floating Rate ETF	May 11, 2022	0.59%
T. Rowe Price Global Equity ETF	February 6, 2025	0.46%
T. Rowe Price Growth ETF	December 5, 2022	0.38%
T. Rowe Price Growth Stock ETF	October 28, 2019	0.52%
T. Rowe Price Health Care ETF	February 6, 2025	0.44%
T. Rowe Price Hedged Equity ETF	October 24, 2024	0.46%

Fund Name	Effective Date of Agreement for the Fund	Annual Management Fee (as a percentage of average daily net assets)
T. Rowe Price High Income Municipal ETF	July 29, 2025	0.32%
T. Rowe Price Innovation Leaders ETF	July 29, 2025	0.49%
T. Rowe Price Intermediate Municipal Income ETF	February 5, 2024	0.24%
T. Rowe Price International Equity ETF	December 5, 2022	0.50%
T. Rowe Price International Equity Research ETF	February 6, 2025	0.38%
T. Rowe Price Long Municipal Income ETF	July 29, 2025	0.26%
T. Rowe Price Multi-Sector Income ETF	July 29, 2025	0.37%
T. Rowe Price Natural Resources ETF	February 6, 2025	0.44%
T. Rowe Price QM U.S. Bond ETF	July 27, 2021	0.08%
T. Rowe Price Short Municipal Income ETF	July 29, 2025	0.18%
T. Rowe Price Small-Mid Cap ETF	December 5, 2022	0.55%
T. Rowe Price Technology ETF	May 8, 2024	0.63%
T. Rowe Price Total Return ETF	July 27, 2021	0.31%
T. Rowe Price U.S. Equity Research ETF	February 3, 2021	0.34%
T. Rowe Price U.S. High Yield ETF	May 11, 2022	0.56%
T. Rowe Price Ultra Short-Term Bond ETF	July 27, 2021	0.17%
T. Rowe Price Value ETF	December 5, 2022	0.33%

Schedule B

The exclusion in paragraph 2 (6) related to 12b-1 Fees applies to the following Funds only:

T. Rowe Price Active Core International Equity ETF

T. Rowe Price Active Core U.S. Equity ETF

T. Rowe Price Capital Appreciation Market Opportunities ETF

T. Rowe Price Emerging Markets Equity Research ETF

T. Rowe Price High Income Municipal ETF

T. Rowe Price Innovation Leaders ETF

T. Rowe Price Long Municipal Income ETF

T. Rowe Price Multi-Sector Income ETF

T. Rowe Price Short Municipal Income ETF

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

Attest:	T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

/s/ Cheryl L. Emory	By:	/s/ Fran Pollack-Matz
Cheryl L. Emory, Assistant Secretary		Fran Pollack-Matz, Vice President

Attest:	T. ROWE PRICE ASSOCIATES, INC.

/s/ Kathryn L. Reilly	By:	/s/ Seba Kurian
Kathryn L. Reilly, Assistant Secretary		Seba Kurian, Vice President